UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 10, 2012

DUNKIN’ BRANDS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35258	20-4145825
(Commission File Number)	(IRS Employer Identification Number)
130 Royall Street
Canton, Massachusetts 02021
(Address of registrant’s principal executive office)
(781) 737-3000
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Current Report on Form 8-K/A is being filed as an amendment (this “Amendment No. 1”) to the Current Report on Form 8-K filed by Dunkin’ Brands Group, Inc. (the “Company”) with the Securities and Exchange Commission on May 16, 2012 (the “Original Filing”). The sole purpose of this Amendment No. 1 is to disclose the determination by the Company’s Board of Directors regarding the frequency with which the shareholders will have an advisory non-binding vote on executive compensation. No other changes have been made to the Original Filing other than to add the disclosure set forth in this Amendment No. 1.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 15, 2012, at the 2012 Annual Meeting of Stockholders of the Company, the Company’s stockholders voted on, among other matters, an advisory proposal on the frequency of holding future advisory votes on executive compensation.
As previously disclosed, a slight plurality of stockholders voted to hold future advisory votes on executive compensation every three years. The Board of Directors of the Company reviewed and considered the results of the advisory vote as well as general market practices, and determined that the Company will include an advisory vote on executive compensation in the Company’s proxy materials once every year until such time as another advisory vote on the frequency of such non-binding advisory votes on executive compensation votes is held, in accordance with Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNKIN’ BRANDS GROUP, INC.

By:	/s/ Richard J. Emmett
Richard J. Emmett
Senior Vice President, General Counsel & Secretary
Date: October 10, 2012